                                                                    EXHIBIT 99.1


(POWELL INDUSTRIES, INC LOGO)                                      PRESS RELEASE


                                    Contacts:  Don R. Madison, CFO
                                               Powell Industries, Inc.
                                               713-947-4422
FOR IMMEDIATE RELEASE
                                               Ken Dennard / ksdennard@drg-e.com
                                               Karen Roan / kcroan@drg-e.com
                                               DRG&E / 713-529-6600


                      POWELL INDUSTRIES REPORTS FISCAL 2003
                       FOURTH QUARTER AND YEAR END RESULTS


HOUSTON -- DECEMBER 9, 2003 -- Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2003 fourth quarter and year ended October 31, 2003.

         Revenues for the fourth quarter of 2003 were $57.2 million compared to revenues of $75.3 million for the fourth quarter of 2002. Net income from continuing operations for the fourth quarter was $1.2 million, or $0.12 per diluted share, compared to $5.1 million, or $0.48 per diluted share, for the fourth quarter of fiscal 2002. The income tax provision for the fourth quarter and full year includes a charge of $0.9 million for estimated state tax exposures, net of federal income tax benefit, related to prior years. The company generated $1.6 million in free cash flow (defined as total cash flow from operations of $2.8 million less all capital expenditures of $1.2 million) in the fourth quarter, and for the full year generated $31.9 million in free cash flow. We use this measure because we believe that free cash flow is a good indicator of operating efficiency.

         Thomas W. Powell, chairman and chief executive officer, stated, "Business remained challenging in our fourth quarter due to continued weakness and depressed price levels in our electrical product markets. Our fourth quarter saw an uptick in general business inquiries as the US economy showed signs of expansion. We are optimistic that this new level of economic activity will continue to expand our 2004 opportunities."

         Revenues for fiscal 2003 were $253.4 million compared to revenues of $306.4 million for fiscal 2002. Fiscal year 2003 net income from continuing operations including the effect of a change in accounting principle of $510,000 for the adoption of Statement of Financial Accounting

Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," was $7.1 million, or $0.67 per diluted share, versus $17.9 million, or $1.67 per diluted share. Excluding the effect of a change in accounting principle, net income for the year was $7.6 million, or $0.71 per diluted share, compared to $17.9 million, or $1.67 per diluted share.

         The Electrical Power Products segment recorded revenues of $50.2 million in the fourth quarter compared to $69.6 million in the fourth quarter a year ago. Income from continuing operations before income taxes for Electrical Power Products totaled $3.1 million versus $7.7 million in last year's fourth quarter.

         Process Control Systems revenues for the fourth quarter were $7.0 million compared to $5.8 million for the same period a year ago. Income from continuing operations before income taxes for Process Control Systems totaled $0.5 million versus $0.7 million a year ago.

         For fiscal 2003 the Electrical Power Products segment recorded revenues of $227.0 million compared to $283.6 million in fiscal 2002. Income from continuing operations before income taxes for Electrical Power Products was $12.5 million versus $27.4 million in fiscal 2002.

         Process Control Systems revenues for fiscal 2003 were $26.4 million compared to $22.8 million last year. Income from continuing operations before income taxes for Process Control Systems totaled $1.4 million versus $1.0 million a year ago.

         The company's order backlog as of October 31, 2003, was $157.5 million, compared to $178.4 million at the end of the third fiscal quarter of 2003 and $189.4 million at the end of fiscal 2002. New orders placed during the fourth quarter totaled $36.3 million versus $35.8 million in the third fiscal quarter and compared to $49.3 million in the fourth quarter a year ago.

OUTLOOK

         The following statements are based on the current expectations of the company. These statements are forward looking and actual results may differ materially as further elaborated in the last paragraph below.

         Powell Industries expects fiscal 2004 first quarter earnings to range between $0.08 and $0.13 per diluted share, and full year 2004 earnings to range between $0.48 and $0.63 per diluted share. Fiscal 2004 revenue is expected to range between $220.0 million and $235.0 million, and free cash flow, defined as total cash flow from operations less all capital expenditures, is expected to range between $5.0 million and $10.0 million.

CONFERENCE CALL

         Powell Industries has scheduled a conference call for Tuesday, December 9, 2003, at 11:00 a.m. eastern time. To participate in the conference call, dial
(303) 262-2076 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 16, 2003. To access the replay, dial (303) 590-3000 using a passcode of 560919.

         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.drg-e.com. To listen to the live call on the web, please visit the web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call and will remain available for approximately 30 days at www.drg-e.com.


         Powell Industries, Inc., headquartered in Houston, TX, designs, manufactures and services equipment and systems for the management and control of electrical energy and other critical processes. Powell provides products and services to the transportation, environmental, industrial and utility industries. For more information, please visit www.powellind.com.


Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainty in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.


                              - Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               THREE MONTHS ENDED                YEAR ENDED
                                                                                  OCTOBER 31,                    OCTOBER 31,
                                                                                  (UNAUDITED)                   (UNAUDITED)
                                                                              2003           2002           2003           2002
                                                                            ---------      ---------      ---------      ---------
                      (In thousands, except per share data)

REVENUES ..............................................................       $57,218      $  75,343      $ 253,381      $ 306,403
Cost of goods sold ....................................................        45,223         56,973        204,415        238,745
                                                                            ---------      ---------      ---------      ---------
Gross profit ..........................................................        11,995         18,370         48,966         67,658
Selling, general & administrative expenses ............................         8,481          9,948         35,297         38,997
                                                                            ---------      ---------      ---------      ---------
Income from operations before interest and income taxes ...............         3,514          8,422         13,669         28,661
Interest expense ......................................................            58             95            403            508
Interest income .......................................................          (191)           (57)          (578)          (298)
                                                                            ---------      ---------      ---------      ---------
Income from continuing operations before income taxes
     and cumulative effect of change in accounting principle ..........         3,647          8,384         13,844         28,451
Income tax provision ..................................................         2,407          3,250          6,216         10,546
                                                                            ---------      ---------      ---------      ---------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE .............................     $   1,240      $   5,134      $   7,628      $  17,905

Cumulative effect of change in accounting principle, net of tax .......     $      --      $      --      $    (510)     $      --
                                                                            ---------      ---------      ---------      ---------
NET INCOME ............................................................     $   1,240      $   5,134      $   7,118      $  17,905
                                                                            =========      =========      =========      =========

Net earnings per common share:

Basic:
   Earnings from continuing operations ................................     $    0.12      $    0.48      $    0.72      $    1.70
   Cumulative effect of change in accounting principle ................            --             --          (0.05)            --
                                                                            ---------      ---------      ---------      ---------
   Net earnings .......................................................     $    0.12      $    0.48      $    0.67      $    1.70
                                                                            =========      =========      =========      =========

Diluted:
   Earnings from continuing operations ................................     $    0.12      $    0.48      $    0.71      $    1.67
   Cumulative effect of change in accounting principle ................            --             --          (0.04)            --
                                                                            ---------      ---------      ---------      ---------
   Net earnings .......................................................     $    0.12      $    0.48      $    0.67      $    1.67
                                                                            =========      =========      =========      =========

Weighted average number of common
  shares outstanding ..................................................        10,626         10,595         10,591         10,511
                                                                            =========      =========      =========      =========
Weighted average number of common and
    common equivalent shares outstanding ..............................        10,744         10,700         10,681         10,698
                                                                            =========      =========      =========      =========

SELECTED FINANCIAL DATA:

Capital Expenditures ..................................................     $   1,151      $   2,316      $   4,541      $  13,872
                                                                            =========      =========      =========      =========

Depreciation and amortization .........................................     $   1,375      $   1,352      $   5,155      $   4,898
                                                                            =========      =========      =========      =========

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                    OCTOBER 31,  OCTOBER 31,
                                                                                       2003         2002
                                                                                    -----------  -----------
                              (In thousands)                                              (UNAUDITED)
Assets:

         Current assets ........................................................     $141,313     $138,499

         Property, plant & equipment (net) .....................................       43,998       45,020

         Other assets ..........................................................        5,029        6,124
                                                                                     --------     --------
                        Total assets ...........................................     $190,340     $189,643
                                                                                     ========     ========

Liabilities & stockholders' equity:

         Current liabilities ...................................................     $ 44,424     $ 52,033

         Long-term debt and capital lease obligations, net of
                        current maturities .....................................        6,891        7,264

         Deferred & other long-term liabilities ................................        2,421        2,139

         Stockholders' equity ..................................................      136,604      128,207
                                                                                     --------     --------
                        Total liabilities and stockholders' equity .............     $190,340     $189,643
                                                                                     ========     ========

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

                                                                                     THREE MONTHS ENDED           YEAR ENDED
                                                                                        OCTOBER 31,               OCTOBER 31,
                                                                                        (UNAUDITED)               (UNAUDITED)
                                                                                     2003         2002         2003         2002
                                                                                   --------     --------     --------     --------
                                 (In thousands)
Revenues:
         Electrical Power Products ...........................................     $ 50,235     $ 69,557     $227,012     $283,592
         Process Control Systems .............................................        6,983        5,786       26,369       22,811
                                                                                   --------     --------     --------     --------

         Total revenues ......................................................     $ 57,218     $ 75,343     $253,381     $306,403
                                                                                   ========     ========     ========     ========

Income from continuing operations before income taxes and cumulative effect of change in accounting principle:

         Electrical Power Products ...........................................     $  3,124     $  7,713     $ 12,491     $ 27,411
         Process Control Systems .............................................          523          671        1,353        1,040
                                                                                   --------     --------     --------     --------

    Total income from continuing operations before income taxes
    and cumulative effect of change in accounting principle ..................     $  3,647     $  8,384     $ 13,844     $ 28,451
                                                                                   ========     ========     ========     ========

                                                                                               OCTOBER 31,  OCTOBER 31,
                                                                                                  2003         2002
                                                                                               -----------  -----------
                                                                                                     (UNAUDITED)
Assets:

         Electrical Power Products .........................................................    $127,721     $156,584
         Process Control Systems ...........................................................      14,269       14,937
         Corporate .........................................................................      48,350       18,122
                                                                                                --------     --------
                        Total assets .......................................................    $190,340     $189,643
                                                                                                ========     ========

Backlog:

         Electrical Power Products .........................................................    $ 96,986     $151,632
         Process Control Systems ...........................................................      60,473       37,721
                                                                                                --------     --------
                        Total backlog ......................................................    $157,459     $189,353
                                                                                                ========     ========